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                                                                 Exhibit 21.1 to
                                                              Form 10-K for 2001


                         Subsidiaries of the Registrant
                            (as of February 28, 2002)


SUBSIDIARY NAME                                        STATE OF INCORPORATION
---------------                                        ----------------------

Broadwing Communications Services Inc.                 Delaware

Broadwing IT Consulting Inc.                           Ohio

Broadwing Local Services Inc.                          Delaware

Broadwing Communications Services of VA, Inc.          Virginia

Broadwing Telecommunications Inc.                      Delaware

IXC Business Services LLC                              Delaware

IXC Internet Services Inc.                             Delaware

Mutual Signal Holding Corporation                      Delaware

Mutual Signal Corporation                              New York

Mutual Signal Corporation of Michigan                  New York

MSM Assoc. Limited Partnership                         Delaware